SCHEDULE 14A INFORMATION

Consent Solicitation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Consent Solicitation Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Solicitation Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

AXION POWER INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Consent Solicitation Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

AXION POWER INTERNATIONAL, INC.

(A Delaware Corporation)

3601 Clover Lane, New Castle PA 16105

(724) 654-9300

NOTICE OF CONSENT SOLICITATION

July __, 2015

To the Stockholders of Axion Power International, Inc. (the “Company”):

To our Stockholders:

We are soliciting your consent to fixed the definition of “market price” for our Series B warrants at $0.10 (or $3.50 post reverse stock split) (the “Fixed Market Price”). Our board has decided to seek the written consent of stockholders through a consent solicitation process rather than holding a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting. The Fixed Market Price is described in more detail in the accompanying Consent Solicitation Statement.

We have established the close of business on July 2, 2015 as the record date for determining stockholders entitled to submit written consents. A majority of the shares of common stock voted in this consent solicitation must be voted in favor of the Fixed Market Price for it to be approved by stockholders.

This solicitation is being made on the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement and Written Consent. To be counted, your properly completed Written Consent must be received before 5:00 p.m. Eastern Standard  Time, on August __, 2015, subject to early termination of the Consent Solicitation by our board of directors if a majority approval is received, or extension of the time to return Written Consents by our board of directors.

Failure to submit the Written Consent will have the same effect as a vote against the Fixed Market Price. We recommend that all stockholders consent to the Proposal, by marking the box is entitled “FOR” with respect to the Proposal and submitting the Written Consent by one of the methods set forth in the form of Written Consent which is attached as Appendix A to the Consent Solicitation Statement. If you sign and send in the Written Consent form but do not indicate how you want to vote as to the Proposal, your consent form will be treated as consent “FOR” the Proposal.

By Order of the Board of Directors of Axion Power International, Inc.

/s/ Donald Farley
Donald Farley, Chairman

Important Notice Regarding the Availability of Proxy Materials for the Consent Solicitation:

The Consent Solicitation Statement and Annual Report on Form 10-K for the year ended December 31, 2014 are available at  http://www.cstproxy.com/axionpower/2015

AXION POWER INTERNATIONAL, INC.

CONSENT SOLICITATION STATEMENT

The enclosed consent is solicited by the board of directors (the “board”) of Axion Power International, Inc., a Delaware corporation (“we,” “our”, “Company” or “us”) for use in connection with the solicitation of written consents of our stockholders in connection with the referenced in the attached Notice of Consent Solicitation. This Consent Solicitation Statement and the accompanying consent card are being mailed to stockholders on or about July 18, 2015.

TABLE OF CONTENTS

General	1

Security Ownership Of Certain Beneficial Owners And Management	3

PROPOSAL 1: Fixed Market Price	3

Certain Relationships And Related Transactions	6

Legal Proceedings	6

Section 16(A) Reporting	6

Other Business	7

General

This Consent Solicitation Statement dated July __, 2015 is being furnished in connection with the solicitation of written consents of the stockholders of the Company with regard to the following proposal (the “Consent Solicitation”): to fix the definition of Market Price for the Company’s Series B warrants at $0.10 (or $3.50 post reverse stock split)[1].

Our Board of Directors unanimously adopted the Proposal and recommends that the stockholders vote FOR the approval of the Proposal. The board of directors has decided to seek written consent rather than calling a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting. Written consents are being solicited from all of our stockholders of record pursuant to Section 228(a) of the Delaware General Corporation Law.

Voting materials, which include this Consent Solicitation Statement and a Written Consent form (attached as Appendix B), are being mailed to all stockholders on or about July 18, 2015. Our board of directors set the close of business on July 2, 2015 as the record date for the determination of stockholders entitled to act with respect to the Consent Solicitation (“Record Date”). As of the Record Date, we had ________ shares of Common Stock outstanding, held by approximately ___ holders of record.

Any beneficial owner of our stock who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (i) execute and deliver a Written Consent on behalf of such beneficial owner; or (ii) delivery a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.

Stockholders who wish to consent must deliver their properly completed and executed Written Consents to our Corporate Secretary in accordance with the instructions set forth therein. We reserve the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent for the approval of the Proposal.

Requests for copies of this Consent Solicitation Statement and the Written Consent and our Annual Report on Form 10-K for the year ended December 31, 2014 should be directed to us at the address or telephone number written above. You can also access this material at http:///www.cstproxy.com/axionpower/cs2015.

Requests for copies of this Consent Solicitation Statement and the Written Consent should be directed to us at the address or telephone number set forth above.

We expressly reserve the right, in our sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, at any time prior to 5:00 p.m. Eastern Standard Time, on August __, 2015 (the “Expiration Date”) to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of our outstanding shares has been received, (ii) waive any of the conditions to the Consent Solicitation, or (iii) amend the terms of the Consent Solicitation.

The final results of this Consent Solicitation will be published in a Current Report on Form 8-K (the “Form 8-K”) by us. This Consent Solicitation Statement and the Form 8-K shall constitute notice of taking of a corporate action without a meeting by less than unanimous written consent as permitted by applicable law.

All questions as to the form of all documents and the validity and eligibility (including time of receipt) and acceptance of consents and revocations of consents will be determined by us, in its sole discretion, which determination shall be final and binding.

[1] On June 30, 2015, we announced in a Current Report on Form 8-K that our Board of Directors had approved a 1:35 reverse split of our issued and outstanding common stock which we expect to be effective on July 14, 2015.

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Revocation of Consents

Written Consents may be revoked or withdrawn by any stockholder at any time before the Expiration Date or earlier termination of the Consent Solicitation. A notice of revocation or withdrawal must specify the record stockholder’s name and the number of shares being withdrawn.  After the Expiration Date, all Written Consents previously executed and delivered and not revoked will become irrevocable.  Revocations may be submitted to our Corporate Secretary by the same methods as Written Consents may be submitted, as set forth in the form of Written Consent attached hereto as Appendix A.

Solicitation of Consents

Our board of directors is sending you this Consent Solicitation Statement in connection with its solicitation of stockholder consent to approve the Proposal.  We will pay for the costs of solicitation.  We will pay the reasonable expenses of brokers, nominees and similar record holders in mailing consent materials to beneficial owners of our Common Stock.

We have no plans to make any arrangements and has no understanding with any other person regarding the solicitation of consents hereunder, and no person has been authorized by us to give any information or to make any representation in connection with the solicitation of consents, other than those contained herein and, if given or made, such other information or representations must not be relied upon as having been authorized. In addition to solicitations by mail, consents may be solicited by our directors, officers and other employees who will receive no additional compensation therefor.

Members of our management beneficially own shares of our Common Stock and intend to submit their consents “For” the Proposal. As a result, approximately 157,954 shares held, directly and/or beneficially, as of the Record Date by management and board of directors will be voted in favor of the Proposal constituting less than 1% of our presently issued and outstanding Common Stock. See “Security Ownership of Certain Beneficial Owners and Management.”

No Appraisal Rights

Under the Delaware General Corporation Law and our charter documents, holders of our Common Stock will not be entitled to statutory rights of appraisal, commonly referred to as dissenters’ rights or appraisal rights (i.e., the right to seek a judicial determination of the “fair value” of their shares and to compel the purchase of their shares for cash in that amount), with respect to the Proposal.

Householding Matters

Stockholders that share a single address will receive only one Consent Solicitation Statement and Written Consent at that address, unless we have received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate copy of this Consent Solicitation Statement or of future consent solicitations (as applicable), he or she may write to us or call us at: Axion Power International, Inc., 3601 Clover Lane, New Castle, PA 16105, Attention: Donald Farley, Chairman, 724-654-9300. We will deliver separate copies of this Consent Solicitation Statement and form of Written Consent promptly upon such request. If you are a stockholder of record receiving multiple copies of our Consent Solicitation Statement and form of Written Consent, you can request householding by contacting us in the same manner. If you own your shares through a bank, broker or other stockholder of record, you can request additional copies of this Consent Solicitation Statement and form of Written Consent or request householding by contacting the stockholder of record.

As of the Record Date, the closing price of our Common Stock was $0.__ per share and our total market capitalization was approximately $__ million.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSAL

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposal that is not shared by all other stockholders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On June 29, 2015, we had 100,000,000 shares of common stock authorized and 93,951,560 shares of common stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our securities as of June 29, 2015, for (i) each of our directors and executive officers and (ii) all of our directors and executive officers as a group. We do not have any persons who we know beneficially owns more than 5% of our common stock. Normally, the Company would rely on the Section 16 filings for determining if there are any 5% owners. Our reporting is limited to the information we do have when we do not have the benefit of further information.

Beneficial ownership data in the table has been calculated based on the Securities and Exchange Commission rules that require us to identify all securities that are exercisable for or convertible into shares of our common stock within 60 days of June 29, 2015 and treat the underlying stock as outstanding for the purpose of computing the percentage of ownership of the holder.

Except as indicated by the footnotes following the table, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all capital stock held by that person. The address of each named executive officer and director, unless indicated otherwise by footnote, is c/o Axion Power International, Inc. 3601 Clover Lane, New Castle PA 16105.

	Common Stock	Warrants & Options (1)	Combined Ownership	Percentage

Baker, Philip	-	49,464	49,464	*
Bogan, Richard	-	15,150	15,150	*
Farley, Donald	-	15,150	15,150	*
Kishinevsky, Michael	4,134	2,745	6,879	*
Trego, Charles	1,510	60,113	61,623	*
Wainwright, Walker	4,441	5,247	9,688	*
Directors and officers as a group (6 persons)	10,085	147,869	157,954	0.005%

*Less than 1%

(1)	Represents shares of common stock issuable upon exercise of warrants and options held by the stockholders that are presentably exercisable or will become exercisable within 60 days.

PROPOSAL 1: FIXED MARKET PRICE

General

Our board of directors has approved an amendment to our Series B warrants to fix the definition of “market price” therein at $0.10 (or $3.50 post reverse stock split).

As of June 15, 2015, we received the agreement of the holders of over 65% of the then remaining outstanding 609,446 Series B warrants to amend and restate the May 2015 amendment to the October 2014 warrant agreement (“Agreement”), as permitted pursuant to Section 8.8 of the Agreement covering the Series B warrants, among us, the original holders of the Company Series B warrants and the Company’s warrant agent, Continental Stock Transfer & Trust. The Series B warrants were originally issued as part of our October 29, 2014 public offering. The parties have determined to eliminate the provision set forth in Section 2(b) of the original amendment, which has necessitated the amendment and restatement to the original amendment.

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The amendments to the terms of the Series B warrants are as follows:

•	The definition of the term “Market Price” in Section 3.3.2.1 of the Warrant Agreement (which covers the further cashless exercises of the Series B warrants) is amended to be the higher of (i) $0.10 (or $3.50 post reverse stock split) and (ii) 85% of the arithmetic average of the sum of the five lowest per share volume weighted average prices for the 15 trading days on the Nasdaq Capital Market (or if not on the Nasdaq Capital Market, on our then principal trading market) immediately prior to the date of exercise).

•	No later than July 12, 2015, we are to file a Schedule 14A proxy statement with the Commission requesting shareholder approval of the following amendment to the definition of “Market Price”: “Market Price” shall mean $0.10 (or $3.50 post reverse stock split) (subject to adjustment for any stock split, reverse stock split, stock dividend, stock combination, recapitalization or other similar transaction) . We shall take all steps reasonably necessary to obtain such shareholder approval of the Fixed Market Price Definition as soon as practicable thereafter, but in no event later than September 12, 2015, and we shall cause the Board of Directors of the Company to recommend that the shareholders approve such amendment. If we are able to obtain such shareholder approval, the definition of Market Price shall automatically be replaced with the Fixed Market Price definition at $0.10 (or $3.50 post reverse stock split) for the remaining outstanding Series B warrants.

Reasons for Proposed Amendment

Our board of directors’ primary reason for approving and recommending the Fixed Market Price is based upon an agreement reached with the then remaining outstanding Series B warrantholders to limit the potential unlimited number of shares of our common stock issuable to our Series B warrantholders under the original Series B warrant agreement which provided for a definition of “Market Price” based upon a discount to market with no floor set on the price. Our Series B warrants, which were issued as part of our October 2014 public offering, originally contained a further cashless exercise provision in Section 3.3.2 thereof, pursuant to which the Series B warrants could be exercised on a cashless basis based upon an exercise price which fluctuated with the market. As a result, and due to the continued decline in the market price for our common stock, as of the opening of business on April 17, 2015, we notified the Warrant Agent that it would no longer accept notices of exercise of the Series B warrants under the provisions of Section 3.3.2 hereof due to a lack of sufficient remaining authorized shares to honor all such requests due to the continued decline in the market price of our Common Stock and would not be able to do so unless and until we were able to provide sufficient authorized and unissued shares of Common Stock to honor the exercise of the remaining Series B warrants. In order to limit the continued depreciation of the Company’s stock price and the number of shares to be issued under the Series B warrant “further cashless exercise” provision, the Company negotiated the above described provision, which was originally to be fixed at $0.10 (or $3.50 post reverse stock split); however, Nasdaq took the view that this provision was tantamount to issuance of a new security and thus determined that WE would need to obtain shareholder approval to implement this provision. As the remaining outstanding Series B warrants could be exercised into 24,390,725 shares of its common stock at the time of negotiation of this provision assuming a market price of $0.10 (or $3.50 post reverse stock split), we are seeking through this Proposal to obtain shareholder approval for the Fixed Market Price.

Shareholder approval for the Fixed Market Price is required under NASDAQ Rule 5635(d) which requires shareholder approval of a transaction other than a public offering involving the sale, issuance, or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock, or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Hence, we renegotiated the terms with its remaining outstanding Series B warrantholders to have the price “float” upwards from $0.10 (or $3.50 post reverse stock split) with a provision, as cited above, to seek to obtain shareholder approval for the Fixed Market Price.

Our board of directors further believes that that the Fixed Market Price is in the best interests of us and our shareholders as it was negotiated with the Series B warrantholders and limits the potential indeterminate number of shares to be issued under the original Further Cashless Exercise provision of the Series B warrants and will eliminate the potential downward spiral of our common stock price theoretically resulting from this provision and continued issuance of an indeterminate number of the Company’s shares of common stock.

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Potential Effects of Proposed Amendment

The sole effect of the proposed amendment will be to fix the number of common shares issuable upon complete exercise of the Company’s Series B warrants at 24,390,725 common shares.

Vote and Recommendation

The affirmative vote of the holders of a majority of the number of shares voting for the Proposal is required to approve the Fixed Market Price.

* * * *

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO FIX THE MARKET PRICE AS DEFINED IN THE AGREEMENT FOR THE SERIES B WARRANTS AT $0.10 (OR $3.50 POST REVERSE STOCK SPLIT).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Executive Management

Other than as stated in the “Executive Compensation” section of our Definitive Schedule 14A filed with the SEC on May 12, 2015, we have not entered into any transactions with executive management.

LEGAL PROCEEDINGS

From time to time, we are involved in lawsuits, claims, investigations and proceedings, including pending opposition proceedings involving patents that arise in the ordinary course of business. There are no matters pending that we expect to have a material adverse impact on our business, results of operations, financial condition or cash flows.

SECTION 16(a) REPORTING COMPLIANCE DISCLOSURE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

We are not responsible for the filing of these Forms and are not reporting on compliance on behalf of our officers, directors and other insiders.

QUESTIONS

Proposal

You should rely only on the information contained in or incorporated by reference in this Consent Solicitation Statement to vote on the Proposal herein. We have not authorized anyone to provide you with information that is different from what is contained in this Consent Solicitation Statement. You should not assume that the information contained in the Consent Solicitation Statement is accurate as of any date other than the date hereof, and the mailing of this Consent Solicitation Statement to our stockholders shall not create any implication to the contrary.

If you have any questions regarding the proposal discussed in this Consent Solicitation Statement, you should contact: Axion Power International, Inc., attn.: Investor Relations, 3601 Clover Lane, New Castle, PA 16105.

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Common Stock

If you have any questions with respect to voting your shares, or if you would like additional copies of this Consent Solicitation Statement, you should contact our transfer agent:

Continental Transfer & Trust

17 Battery Place

New York, NY 10004

This information can also be accessed at http:///www.cstproxy.com/axionpower/cs2015.

FOR MORE INFORMATION

We file quarterly and annual reports on Form 10-Q and Form 10-K, respectively, Consent Solicitation Statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission’s public reference room, located at 100 F Street NE, Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information on the public reference room. Our Commission filings are also available to the public via: (1) commercial document retrieval services; (2) the Commission’s website, www.sec.gov; and (3) our website, www.axionpower.com.

FINANCIAL STATEMENTS AVAILABLE

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC is available without charge upon written request to: 3601 Clover Lane, New Castle PA 16105; Attn: Investor Relations.

HOUSEHOLDING INFORMATION

As permitted by the SEC’s Consent Solicitation Statement rules, we will deliver only one copy of our Annual Report to Shareholders or this solicitation statement to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the annual report or solicitation statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of our annual reports or Consent Solicitation Statements may request delivery of a single copy. Such a request must be directed to the Shareholders Department of the transfer by mail to Continental Transfer& Trust, 17 Battery Place, New York, NY 10004, Attention: Shareholders Department. Each request must include the name of the stockholder, the name of his brokerage firm and the account number of his brokerage account. Please allow 72 hours from receipt by the transfer agent for any such request to take effect.

SIGNATURES

By Order of the Board of Directors,

/s/ Donald Farley

DONALD FARLEY

Chairman

July __, 2015

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APPENDIX A

FORM OF CONSENT

WRITTEN CONSENT OF STOCKHOLDERS OF

AXION POWER INTERNATIONAL, INC.

The undersigned stockholder of Axion Power International, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Consent Solicitation and accompanying Consent Solicitation Statement, each dated July __, 2015. The undersigned hereby consents (by checking the FOR box) or declines to consent (by checking the AGAINST box or the ABSTAIN box) to the adoption of the following recitals and resolutions:

WHEREAS, the Board of Directors of the Company (“Board”) has determined that it is in the best interests of the Company and its stockholders for the Company to amend its Series B warrants to fix the Market Price as defined therein at $0.10 (or $3.50 post reverse stock split) (“Fixed Market Price”);

WHEREAS, in accordance with Section 228(a) of the Delaware General Corporation Law, the Reverse Stock Split will be effected by the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which has the effect of amending the Company’s Certificate of Incorporation; and

WHEREAS, the Board has approved the Fixed Market Price and recommended that the stockholders vote “FOR” the below resolutions which it has deemed are in the best interests of the Company and its stockholders;

NOW, THEREFORE, IT IS RESOLVED, that the stockholders of the Company hereby approve the Fixed Market Price.

☐ FOR           ☐ AGAINST        ☐ ABSTAIN

This Written Consent action may be executed in counterparts. Failure of any particular stockholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of the Company do execute and deliver counterparts.

This Written Consent is solicited by the Company’s Board of Directors.

(Continued, and to be dated and signed, on the other side)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent on   ________, 2015.

Print name(s) exactly as shown on Stock Certificate(s)

Signature (and Title, if any)	Signature (if held jointly)

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Sign exactly as name(s) appear(s) on stock certificate(s).  If stock is held jointly, each holder must sign.  If signing is by attorney, executor, administrator, trustee or guardian, give full title as such.  A corporation or partnership must sign by an authorized officer or general partner, respectively.

Please sign, date and return this consent to the following address or submit the consent through the e-mail address listed below:

AXION POWER INTERNATIONAL, INC.
3601 Clover Lane
New Castle, PA 16105
Attn:
dfarley@axionpower.com

You may also submit your consent by facsimile to [fax for this purpose]

You may also access this consent at: http:///www.cstproxy.com/axionpower/cs2015

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